EXHIBIT 10.7
TWELFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
ZIONS BANCORPORATION, N.A.

    THIS TWELFTH AMENDMENT, effective as of April 1, 2022, unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation, N.A. (the “Sponsor”) (the “Amendment”);

WITNESSETH:

    WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 3, 2006, as amended (the “Agreement”), with regard to the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”);

WHEREAS, the Trustee and the Sponsor previously executed a Ninth Amendment effective October 1, 2019 effecting fee changes and a renewal of the fee guarantee period, a Ninth Amendment effective October 27, 2020 effecting the addition of a suspense account to deposit the excess assets from the Zions Bancorporation, N.A. Pension Plan, and an unnumbered amendment effective November 1, 2020 effecting the addition of the Enhanced Lost Participant Search Solution Services, and the parties wish to correct the numbering of the stated amendments as well as to reflect a fee change; and

WHEREAS, the Trustee and the Sponsor now desire to amend the Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Agreement by:

(1)Correcting the numbering of the Ninth Amendment dated November 1, 2020 as a “Tenth Amendment.”

(2)Numbering the un-numbered letter amendment effective November 1, 2020 as an “Eleventh Amendment.”

(3)Restating the “Core Fees” section of Schedule “B”, Fee Schedule, which currently reads:

Core Fees	Annual Administration
This annual fee is prorated and billed quarterly. The annual fee applies to any record with a balance greater than zero ($0) in the plan at the end of the quarter.	$48 per participant

As follows (changes noted in italicized bold):

Core Fees	Annual Administration
This annual fee is prorated and billed quarterly. The annual fee applies to any record with a balance greater than zero ($0) in the plan at the end of the quarter.	$46 per participant

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the Agreement, each party may rely without duty of inquiry on the foregoing representation. This Amendment may contain service and/or compensation information intended by Trustee to satisfy the requirements of Department of Labor regulation Section 2550.408b-2(c)(1) and which require review by the responsible plan fiduciary.

ZIONS BANCORPORATION, N.A.    FIDELITY MANAGEMENT TRUST
    COMPANY

By: _/s/ Scott Law______________4/13/2022___     By:_/s/ Bob Salerno________________4/13/2022__
Authorized Signatory Date        FMTC Authorized Signatory Date